UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      September 19, 2002

                       PHOTRONICS, INC.
 (Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1061 East Indiantown Road, Jupiter, FL	33477
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (561) 745-1222

(Former name or former address, if changed since last report)

Item 5.	Other Events

On September 19, 2002, the Company issued a press release announcing that it has repurchased $33.2 million in principal amount of its 6% convertible subordinated notes due June 2004 for a total consideration of $30.8 million, or at an average discounted amount of $927 for every $1,000 in principal amount of notes.  The Company reported that the repurchase transactions were funded through the use of working capital and were completed at prevailing market prices in the open market.  A copy of the press release is attached as an exhibit to this Form 8-K.

Item 7.	Financial Statements and Exhibits

(c) Exhibits
99.1	Press Release dated September 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE September 19, 2002	BY /s/ Anthony N. Cicchetti
Anthony N. Cicchetti
Vice President, Secretary and General Counsel

PHOTRONICS, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated September 19, 2002.